Exhibit 5.1

BOSTON     CONNECTICUT     NEW JERSEY     NEW YORK     WASHINGTON, D.C.

DAY PITNEY LLP

Attorneys at Law

7 Times Square, New York, NY 10036-7311

T: (212) 297 5800 F: (212) 916 2940

info@daypitney.com

April 8, 2010

Virtus Investment Partners, Inc.

100 Pearl Street, 9th Floor

Hartford, CT 06103

We refer to the registration statement on Form S-3 (the “Registration Statement”) by Virtus Investment Partners, Inc. (the “Company”) relating to the Company’s (1) common stock, par value $0.01 per share (the “Common Stock”), (2) preferred stock, par value $0.01 per share (the “Preferred Stock”), (3) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (as defined herein) (the “Warrants”), (4) depositary shares (the “Depositary Shares”) representing fractional interests in Preferred Stock and which may be be represented by despositary receipts (the “Depositary Receipts”), (5) stock purchase contracts to purchase Common Stock (the “Stock Purchase Contracts”), (6) stock purchase units each representing ownership of a Stock Purchase Contract and either debt securities or debt obligations of third parties, securing the holder’s obligation to purchase the Common Stock under the Stock Purchase Contract (the “Stock Purchase Units”), and (7) debt securities (the “Debt Securities”), each of which may be issued on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Act”). The Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, and Debt Securities are sometimes referred to herein, individually as a “Security” and collectively as the “Securities.”

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded; (e) a Prospectus Supplement or Prospectus Supplements will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (f) the Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the

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manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) at the time of execution, authentication, issuance and delivery of the Debt Securities, the indentures will be the valid and legally binding obligations of the Trustee named therein; (h) the execution, delivery and performance by the Company of the indentures or the Securities will not violate the laws of the State of Delaware or any other applicable laws and will not constitute a breach of violation of any agreement or instrument that is binding upon the Company, the Company’s certificate of incorporation as amended and in effect at the relevant time or the Company’s bylaws as amended and in effect at the relevant time; (i) there shall not have occurred any change in law affecting the validity or enforceability of any of the Securities; (j) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Company with the terms of any such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (k) any securities issuable upon conversion, exchange, redemption or exercise of the Securities will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (l) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

2. The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, an appropriate certificate of amendment to the Company’s certificate of incorporation relating to the Preferred Stock has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

Virtus Investment Partners, Inc.

April 8, 2010

3. With respect to the Warrants, when a warrant agreement with respect to the Warrants (“Warrant Agreement”) has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with such Warrant Agreement so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and countersigned in accordance with such Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the deposit agreement (the “Deposit Agreement”) between the Company and a depositary named therein (the “Depositary”), (b) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

5. With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action to approve the execution and delivery of the related Stock Purchase Contract agreement (each, a “Stock Purchase Contract Agreement”), and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved and otherwise in accordance with the provisions of the applicable Stock Purchase Contract Agreement and such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Stock Purchase Units, (ii) the execution and delivery of the related Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts that are a component of the Stock Purchase Units and (iii) the issuance and terms of each Security that is a component of the Stock Purchase Units, the terms of the offering thereof and related matters, and (b) the due execution, authentication,

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April 8, 2010

countersignature, issuance and delivery, as applicable, of (i) the Stock Purchase Units, (ii) such Stock Purchase Contracts and (iii) each other Security that is a component of the Stock Purchase Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved and, in the case of such Stock Purchase Contracts, in accordance with the provisions of the applicable Stock Purchase Contract Agreement, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Debt Securities, at such time as: (a) the applicable indenture (“Indenture”), in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the trustee named therein; (b) such trustee is qualified to act as trustee under such Indenture; (c) the forms and the terms of the Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Debt Securities have been duly executed, authenticated and delivered by the Company, in accordance with the applicable Indenture or a supplemental indenture thereto; (d) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (e) the Debt Securities have been issued and sold as contemplated by the Registration Statement, the prospectus and any prospectus supplement relating thereto and the applicable Indenture or supplemental indenture thereto, the Debt Securities will constitute legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinions are limited to the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the effect of the law of any other jurisdiction and no opinion as to:

(a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences;

(b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law; and

(c) the enforceability of rights to indemnification and contribution provisions to the extent they may be subject to limitations of public policy and the effect of applicable statutes and rules of law.

Virtus Investment Partners, Inc.

April 8, 2010

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Day Pitney LLP

DAY PITNEY LLP